POWER OF ATTORNEY
Each of the undersigned as directors and/or officers of NATIONWIDE LIFE INSURANCE COMPANY and NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY, both Ohio corporations, which have filed or will file with the U.S. Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended; the Investment Company Act of 1940, as amended; and, if applicable, the Securities Exchange Act of 1934, various registration statements and amendments thereto for the registration of current, as well as any future, separate accounts established by said corporations for the purpose of registering under said Act(s) immediate or deferred variable annuity contracts, fixed interest rate options subject to a market value adjustment, group flexible fund retirement annuity contracts and variable life insurance policies in connection with the separate accounts and contracts listed below:
Variable Annuities and Variable Life Insurance Policies
Separate Account (1940 Act File No.)	1933 Act File Nos.
MFS Variable Account (811-2662)	002-73432
Multi-Flex Variable Account (811-3338)	033-23905, 002-75174
Nationwide Variable Account (811-2716)	002-58043, 333-80481, 033-60239, 333-176908
Nationwide Variable Account-II (811-3330)	002-75059, 033-67636, 033-60063, 333-103093, 333-103094, 333-103095, 333-104513, 333-104511, 333-104512, 333-104510, 333-105992, 333-147273, 333-140621, 333-144053, 333-147198, 333-151990, 333-160635, 333-164886, 333-168818, 333-177934, 333-177581, 333-177582, 333-177316, 333-177319, 333-177439, 333-177441, 333-177729, 333-177731, 333-173349, 333-177938, 333-182494
Nationwide Variable Account-3 (811-5405)	033-18422, 033-24434
Nationwide Variable Account-4 (811-5701)	033-25734, 033-26454, 333-62692, 333-135650, 333-140812
Nationwide Variable Account-5 (811-8142)	033-71440
Nationwide Variable Account-6 (811-8684)	033-82370, 333-21909
Nationwide Variable Account-7 (811-8666)	033-82190, 033-82174, 033-89560
Nationwide Variable Account-8 (811-7357)	033-62637, 033-62659
Nationwide Variable Account-9 (811-08241)	333-28995, 333-52579, 333-56073, 333-53023, 333-79327, 333-69014, 333-75360
Nationwide Variable Account-10 (811-09407)	333-81701
Nationwide Variable Account-11 (811-10591)	333-74904, 333-74908
Nationwide Variable Account-12 (811-21099)	333-88612, 333-108894, 333-178057, 333-178059
Nationwide Variable Account-13 (811-21139)	333-91890
Nationwide Variable Account-14 (811-21205)	333-104339
Nationwide VA Separate Account-A (811-5606)	033-85164, 033-22940
Nationwide VA Separate Account-B (811-06399)	033-86408, 033-93482, 333-11415
Nationwide VA Separate Account-C (811-7908)	033-66496, 333-44485
Nationwide VA Separate Account-D (811-10139)	333-45976
Nationwide VLI Separate Account (811-4399)	033-00145, 033-44290, 033-35698
Nationwide VLI Separate Account-2 (811-5311)	033-16999, 033-62795, 033-42180, 033-35783, 033-63179, 333-27133
Nationwide VLI Separate Account-3 (811-6140)	033-44789, 033-44296
Nationwide VLI Separate Account-4 (811-08301)	333-31725, 333-43671, 333-52617, 333-94037, 333-52615, 333-53728, 333-69160, 333-83010, 333-137202, 333-153343, 333-169879
Nationwide VLI Separate Account-5 (811-10143)	333-46338, 333-46412, 333-66572, 333-121881, 333-125481, 333-125482
Nationwide VLI Separate Account-6 (811-21398)	333-106908
Nationwide VLI Separate Account-7 (811-21610)	333-117998, 333-121879, 333-146649, 333-140606, 333-149295, 333-156020, 333-182893, 333-182887
Nationwide VL Separate Account-A (811-6137)	033-44792, 033-44300, 033-35775, 333-27123, 333-22677

Variable Annuities and Variable Life Insurance Policies
Separate Account (1940 Act File No.)	1933 Act File Nos.
Nationwide VL Separate Account-B (811-07819)	333-12333
Nationwide VL Separate Account-C (811-8351)	333-43639, 333-36869
Nationwide VL Separate Account-D (811-08891)	333-59517
Nationwide VL Separate Account-G (811-21697)	333-121878, 333-140608, 333-146073, 333-146650, 333-149213, 333-155153, 333-156020, 333-182897, 333-182896
Nationwide Provident VA Separate Account 1 (811-7708)	333-164127; 333-164125; 333-164126; 333-164124
Nationwide Provident VLI Separate Account 1 (811-4460)	333-164180; 333-164117; 333-164178; 333-164179; 333-164119; 333-164120; 333-164115; 333-164118; 333-164116
Nationwide Provident VA Separate Account A (811-6484)	333-164131; 333-164130; 333-164132; 333-164129; 333-164128
Nationwide Provident VLI Separate Account A (811-8722)	333-164188; 333-164123; 333-164185; 333-164122; 333-164121

General Account Products
Insurance Company	1933 Act File Nos.
Nationwide Life Insurance Company	333-133163, 333-49112, 333-149613, 333-155368, 333-160418
Nationwide Life and Annuity Insurance Company	333-47640
hereby constitute and appoint Stephen S. Rasmussen, Kirt A. Walker, John L. Carter, Eric S. Henderson, and Timothy D. Crawford, and each of them with power to act without the others, as his/her attorney, with full power of substitution for and in his/her name, place and stead, in any and all capacities, to approve, and sign such Registration Statements, and any and all amendments thereto, with power to affix the corporate seal of said corporation thereto and to attest said seal and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, hereby granting unto said attorneys, and each of them, full power and authority to do and perform all and every act and thing requisite to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming that which said attorneys, or any of them, may lawfully do or cause to be done by virtue hereof. This instrument may be executed in one or more counterparts.
IN WITNESS WHEREOF, the undersigned have herewith set their names as of this 25th day of February, 2013.
/s/ Timothy G. Frommeyer	/s/ Eric S. Henderson
TIMOTHY G. FROMMEYER, Director	ERIC S. HENDERSON, Director
/s/ Stephen S. Rasmussen	/s/ Mark R. Thresher
STEPHEN S. RASMUSSEN, Director	MARK R. THRESHER, Director
/s/ Kirt A. Walker	/s/ John L.Carter
KIRT A. WALKER, Director	JOHN L. CARTER, Director

February 27, 2013
VIA EDGAR
The United States Securities and
 Exchange Commission
100 F. Street, NE
Washington, D.C. 20549-8629
Subject:	Nationwide Variable Account-II Nationwide Life Insurance Company Post-Effective Amendment No. 3 (File No. 333-177938) CIK Number: 0000356514
Ladies and Gentlemen:
We are filing on behalf of Nationwide Life Insurance Company ("Nationwide") and its Nationwide Variable Account-II (the "Variable Account") which is registered as a unit investment trust under the Investment Company Act of 1940. In that capacity, and in accordance with Regulation S-T governing electronic filing procedures, we submit for filing pursuant to Rule 485(a) under the Securities Act of 1933 ("1933 Act"):
1.	One complete copy of Post-Effective Amendment No. 3 to the Variable Account's Registration Statement ("Post-Effective Amendment"); and
2.	One copy of a power of attorney authorizing certain officers of Nationwide to take various actions on behalf of Nationwide and the Variable Account, including the execution of registration statements. An original power of attorney is on file with Nationwide.
The purpose of this filing is to update the 7% Lifetime Income Option to allow contract owners the option of electing a one-time withdrawal ("Non-Lifetime Withdrawal') from the contract without initiating the benefit under the 7% Lifetime Income Option. Changes since Post-Effective Amendment No. 2 are noted in the "electronic redlined" copies.
This Post-Effective Amendment shall be effective on May 1, 2013, pursuant to Rule 485(a) under the 1933 Act. Nationwide has prepared and reviewed this Post-Effective Amendment. It is our opinion that the Post-Effective Amendment does not contain disclosures that render it ineligible to be effective pursuant to Rule 485(a) under the 1933 Act. The original manually signed paper version of the Post-Effective Amendment will be maintained on file with Nationwide.

The United States Securities
 and Exchange Commission
February 27, 2013

In addition, Nationwide acknowledges all of the following:
•	that the registrant is responsible for the adequacy and accuracy of the disclosure in the Post-Effective Amendment;
•	that comments by the staff of the Securities and Exchange Commission ("SEC"), or changes to the disclosure in response to SEC staff comments in the filings reviewed by the SEC staff, do not foreclose the SEC from taking any action with respect to the filing; and
•	that the Variable Account may not assert SEC staff comments or any related changes in disclosure as a defense in any proceeding initiated by the SEC or any person under the federal securities laws of the United States.
Please contact me direct at (614) 677-6123 if you have any questions regarding this filing.
Very truly yours,
Nationwide Life Insurance Company
/s/ BENJAMIN W. MISCHNICK
Benjamin W. Mischnick
Senior Counsel
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